Exhibit 16.1

                                  [Letterhead]

                                  Juen 13, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

         RE:      Collectible Concepts Group, Inc.
                  Commission File Number 000-30703

We have been provided with a copy of a Form 8-K dated June 8, 2006 relating to the above-captioned corporation. We have read the disclosures included in the Form 8-K, and we agree with the statements included therein.


                                    /s/ WEINBERG & COMPANY, P.A.
                                    ----------------------------
                                    Weinberg & Company, P.A.
                                    Certified Public Accountants